FOR RELEASE ON OR AFTER: February 7, 2014

CONTACT:    John Perino, VP Investor Relations
608-361-7501
john.perino@regalbeloit.com

Regal Beloit Corporation Announces it has Acquired Hy-Bon

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today announced it has acquired Hy-Bon Engineering Company, Inc. (Hy-Bon), a leader in vapor recovery solutions for oil and gas applications.

“We’re very excited to welcome Hy-Bon to the Regal family. With revenues of approximately $57 million, Hy-Bon will be a nice strategic addition to our existing Unico business, allowing us to further grow both businesses with a stronger combined sales and service infrastructure,” stated Mark Gliebe, Chairman and CEO.
For 2014 and 2015, Hy-Bon is anticipated to be accretive to earnings per share by $0.03 to $0.06 and $0.08 to $0.12, respectively. Management will provide further discussion of the Hy-Bon acquisition during its previously scheduled conference call to discuss the fourth quarter and full year 2013 earnings release at 9:00 AM CST (10:00 AM EST) on Tuesday, February 11, 2014. Individuals who would like to participate by phone should dial 888-317-6003 and enter pin number 6649148 when prompted. International callers should dial 412-317-6061 and enter pin number 6649148 when prompted. To view the presentation during the call, please follow this link to Regal’s Investors page: http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-presentations.

To listen to the live audio and view the presentation via the internet, please go to: http://www.videonewswire.com/event.asp?id=97525.

A telephone replay of the call will be available through May 12, 2014, at 877-344-7529, conference ID 10038737. International callers should call 412-317-0088 using the same conference ID. A webcast replay will be available until May 12, 2014, and can be accessed at http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-calendarPast or at
http://www.videonewswire.com/event.asp?id=97525.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including issues and costs arising from the integration of the Hy-Bon business, including the timing and impact of purchase accounting adjustments; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of Hy-Bon; our ability to realize potential synergy targets; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K(A) filed on March 26, 2013 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

Regal Beloit Corporation is a leading manufacturer of electric motors, mechanical and electrical motion controls and power generation products serving markets throughout the world. Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.